FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the "Agreement") is made as of November 20, 2025 (the "Effective Date"), by and between DynaResource, Inc., a Delaware corporation (the "Company"), and Rohan Hazelton ("Executive").

RECITALS

WHEREAS the Company and Executive entered into an Employment Agreement dated as of June 3, 2024 (the "Employment Agreement");

WHEREAS the Company and Executive wish to amend certain provisions under the Employment Agreement;

AND WHEREAS capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement, including the compensation to be paid to Executive, the parties hereby agree as follows:

1.
Principal Office.

The first sentence of Section 1.5 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Executive's primary office location will be at his home in Estero, Florida. Executive’s primary office location may be changed upon mutual agreement with the Board.

2.
Base Salary

Section 2.1 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Base Salary. Effective January 1, 2025, Executive shall receive an annual base salary (the ''Base Salary") of Two Hundred Forty-Seven Thousand, Five Hundred Dollars ($247,500), payable in accordance with the Company's standard payroll dates and practices. Executive's Base Salary may be reviewed and adjusted no more frequently than annually by the Compensation Committee of the Board.

3.
Annual Bonus.

Section 2.2 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Annual Bonus. Executive shall be eligible to receive an annual discretionary bonus, as determined by the Comp Committee (the "Discretionary Bonus"), in an amount up to 50% of the Base Salary paid to Executive in the calendar year to which the Discretionary Bonus applies.

4.
Signing Bonus.

In light of the fact that Executive was never issued any of the Options, Grant Date DSUs or Grant Date RSUs as contemplated in the Employment Agreement, Section 2.3 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)
Option Award. On November 20, 2025, Executive will receive options to purchase seven hundred fifty thousand (750,000) shares of Common Stock of the Company (the "Options") at an exercise price of $1.75, pursuant to an Award Agreement (the "Option Agreement") under the Plan. Pursuant to the terms of the Plan and the Option Agreement, the Option will vest as follows: one-third (1/3) immediately, one-third (1/3) on June 3, 2026, and one-third (1/3) on June 3, 2027.
(b)
DSU Award. On November 20, 2025, Executive will receive an award of five hundred thousand (500,000) deferred stock units (the "DSUs") pursuant to an Award Agreement (the "DSU Agreement") under the Plan. The DSU Agreement will provide that the Comp Committee will establish performance metrics for the DSUs within 90 days following the grant date.
(c)
RSU Award. On November 20, 2025, Executive will receive an award of five hundred thousand (500,000) restricted stock units (the "RSUs") pursuant to an Award Agreement (the "RSU Agreement") under the Plan. Pursuant to the terms of the Plan and the RSU Agreement, the RSUs will vest and become exercisable as follows: one-third (1/3) immediately, one-third (1/3) on June 3, 2026, and one-third (1/3) on June 3, 2027.

5.
Payment in Lieu of Other Benefits.

Section 2.4 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Other Benefits. Executive will be eligible to participate in any healthcare, retirement, and other benefit plans and programs of the Company generally available from time to time to employees of the Company and for which Executive qualifies under the terms thereof. Nothing in this Agreement shall limit the Company's ability to change, modify, cancel, amend or discontinue any of these plans.

Additionally, all references to the defined term “Benefit Pay” throughout the Employment Agreement shall be deleted, including, for certainty, in sections 3.6(a) and 3.9(d)(ii) of the Employment Agreement.

6.
Employment Agreement in Full Force and Effect.

Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect. Each reference to the Employment Agreement in the Employment Agreement or any other document shall be deemed to be a reference to the Employment Agreement, as amended by this Agreement.

7.
Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The delivery of an electronic copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery thereof.

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the Effective Date.

DYNARESOURCE, INC.

By: /s/ Alonso Sotomayor
Alonso Sotomayor, CFO

/s/ Rohan Hazelton

Rohan Hazelton, Individually